Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
B Communications Ltd. (formerly 012 Smile.Communications Ltd.):

We consent to the incorporation by reference in the registration statements (No. 333-61895 and No. 333-55970) of Ampal - American Israel Corporation (“Ampal”) on Forms S-8 and the registration statements ( No. 333-140968 , No. 333-140969 and No. 333-140974) of Ampal on Forms S-3 of our report dated June 30, 2010, with respect to the consolidated statements of financial position of B Communications Ltd. (formerly 012 Smile.Communications.Ltd.) and its subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2009, which report appears in the Form 8-K of Ampal dated August 17, 2010.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
A member firm of KPMG International
Tel Aviv, Israel
August 17, 2010